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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    As independent certified public accountants, we hereby consent to the use of our report on the financial statements of Fidelity Financial of Ohio, Inc. (formerly Fidelity Federal Savings Bank) as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, and to all references to our firm included in or made a part of the Registration Statement.



/s/ Grant Thornton LLP

Cincinnati, Ohio
February 11, 1997

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